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                                                                     Exhibit 8.3

SHAW PITTMAN
POTTS & TROWBRIDGE
A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS
2300 N Street, N.W.
Washington, D.C. 20037-1128
202.663.8000
Facsimile 202.663.8007

December 9, 1997

Chevy Chase Bank, F.S.B.
8401 Connecticut Avenue
Chevy Chase, Maryland  20815

Credit Suisse First Boston
Eleven Madison Avenue
New York, New York  10010

J.P. Morgan Securities Inc.
60 Wall Street
New York, New York  10260

Salomon Brothers Inc
390 Greenwich Street
New York, New York  10013

          Re:  Chevy Chase Auto Receivables Trust 1997-4
               Auto Receivables Backed Certificates, Class A
               Registration Statement on Form S-3
               (Registration No. 333-21707)
               ---------------------------------------------

Dear Sirs:

     We have acted as special federal tax counsel to Chevy Chase Bank, F.S.B. (the "Bank") in connection with the issuance of the Chevy Chase Auto Receivables Trust 1997-4, Auto Receivables Backed Certificates, Class A (the "Certificates") under the above-referenced Registration Statement on Form S-3, as amended by Amendment No. 1 thereto ("Amendment No. 1" and together with such Registration Statement, the "Registration Statement") declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), at 4:30 p.m. Eastern Time on March 11, 1997. The Certificates will be issued pursuant to a Pooling and Servicing Agreement, a form of which has been filed as Exhibit 4.3 to the Registration Statement, to be entered into between the Bank, as seller and servicer, and
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U.S. Bank National Association, doing business as First Bank National
Association, as trustee (the "Trustee").

     The statements in the Preliminary Prospectus Supplement filed with the Securities and Exchange Commission pursuant to Rule 424(b)(5) on December 10, 1997 (the "Prospectus Supplement") constituting a part of the Registration Statement under the heading "Certain Federal Income Tax Consequences," to the extent they constitute matters of federal law or legal conclusions with respect thereto, have been prepared or reviewed by us and, in our opinion, provide a fair and accurate summary of such law or conclusions.

     We consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to Shaw, Pittman, Potts & Trowbridge in the Prospectus Supplement constituting a part of such Registration Statement under the captions "Certain Federal Income Tax Considerations" and "Legal Matters."

                              Very truly yours,

                              /s/ Shaw, Pittman, Potts & Trowbridge

                              SHAW, PITTMAN, POTTS & TROWBRIDGE